UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 6, 2019

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E. Arizona Biltmore Circle, Suite C237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Information.

Execution of Securities Purchase Agreement; Acquisition of Deluxe Sheet Metal, Inc.

On November 6, 2019, Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”), completed its acquisition of Deluxe Sheet Metal, Inc., an Indiana corporation (“DSM”), DSM Holding, LLC, an Indiana limited liability company (“DHL”), Lonewolf Enterprises, LLC, an Indiana limited liability company (“LWE”), and Kevin Smith (the “Seller”).

Securities Purchase Agreement

Pursuant to a securities purchase agreement (the “SPA”) among the Company, DSM, DHL, LWE, and the Seller, the Company acquired all of the outstanding capital stock of DSM, all of the outstanding LLC membership interests of DHL, and certain real estate and improvements thereto from LWE (the “LWE Real Estate”) for the consideration and on the terms and subject to the conditions set forth in the SPA.

The total purchase price was $8,400,000 (the “Purchase Price”), which is the sum of the cash paid at closing (the “Cash Consideration”), by wire transfer of immediately available funds to the accounts designated by Seller, and promissory notes (the “Promissory Note Consideration”), also delivered at closing.

The Cash Consideration consisted of $6,003,657, plus the addition of working capital, less any Long-Term Liability (as defined in the SPA) of DSM and DHL satisfied at Closing, as set forth in the SPA, but not less certain liabilities, as set forth in the SPA.  Additionally, the Note Consideration consisted of a secured promissory note issued in favor of Seller only, by the Company, DSM, and DHL and shall consist of (i) a Secured Promissory Note to Kevin M. Smith in the amount of $1,900,000.00 (“Note 2”), and (ii) a Secured Promissory Note to Kevin M. Smith in the amount of $496,343.00 (“Note 1” and collectively, the “Notes”), in the form set forth in an exhibit to the SPA, secured by a subordinated security interest in the assets listed in a related security agreement (the “Security Agreement”) (discussed below). The parties to the SPA agreed that the Company has the right to change the senior lender from time to time while Notes remain unpaid so long as at all times, there is no breach or default or Event of Default under the Notes, the SPA, or the other transaction documents.

Promissory Notes; Security Agreement; Subordination Agreement

The Company, DSM, and DHL collectively issued the Notes to the Seller.  The terms of the Notes are as follows: Note 1 is in the amount of $1,900,000 accrues at 4.25% interest, and Note 2 is in the amount of $496,343 and accrues interest at a rate of 8.75%, and each included a loan fee of $5,000.  Note 2 has an amortization rate of 10 years with a balloon payment due 36 months.  Note 1 is due January 25, 2020, and the obligations of the Company, DSM, and DHL under the Notes are secured by a subordinated security interest granted pursuant to the security agreement entered into by the parties.

In connection with the SPA and the Notes, the Company, DSM, DHL (collectively, the “Note Parties”), and the Seller entered into a Security Agreement, pursuant to which the Note Parties agreed to grant to the Seller a subordinated security interest in certain collateral set forth in the Security Agreement.  Pursuant to the Security Agreement, the collateral includes, but is not limited to the equipment, accounts receivable, tools, parts, inventory, and commingled goods relating to the foregoing property, customer accounts, intellectual property, and investment property of DSM and DHL (collectively, the “Collateral”). The security interest granted was subordinate to a senior security interest held by the Celtic Capital Corporation, a California corporation (the “Senior Lender”).

The Note Parties and the Seller also entered into a Subordination Agreement with the Senior Lender, wherein the Note Parties acknowledged the senior security interest of the Senior Lender in the Collateral, and agreed to not enforce or assert any of their rights to the Collateral under the Security Agreement until the Senior Lender confirms that the Note Parties have paid in full the senior indebtedness owing to the Senior Lender.  The Subordination Agreement also contained standard terms and conditions.

Consulting Services Agreement

Finally, in connection with the SPA, and as consideration for the Company to enter into the SPA, DSM and Kevin Smith entered into a Consulting Services Agreement (the “Consulting Agreement”), pursuant to which Mr. Smith agreed for a period of 90 days following the closing of the transaction to provide strategic management services to the Companies, meet with the Company’s new management, and provide his knowledge in customer relations, trade and service implementation, and other business disciplines.

The foregoing summary of the terms and conditions of the SPA, the Notes, the Security Agreement, and the Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of each of the documents, which are attached as exhibits hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

10.18	Purchase Agreement

10.19	Secured Promissory Note - $496,343

10.20	Secured Promissory Note - $1,900,000

10.21	Security Agreement

10.22	Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: November 8, 2019